EXHIBIT 99.2

Lárez, Mendez y Asociados

Public Accountants

J-40016904-6

INDEPENDENT AUDITORS' REPORT

To the shareholders of
Etelix.com USA LLC

We have reviewed the accompanying balance sheet of Etelix.com USA LLC at December 31, 2015, and the income statement, statement of changes in equity and cash flow, statement for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to issue a report on these financial statements based on our review.

We conducted our review in accordance with the International Standard on Review Engagements 2400. This Standard requires that we plan and perform the review to Obtain moderate assurance as to whether the financial statements are free of material misstatement. A review is limited primarily to inquiries of company personnel and analytical procedures applied to financial data and thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial statements do not give a true and fair view (or are not presented fairly, in all material respects) in accordance with International Accounting Standards for Small and Medium-sized Entities.

/s/ Mariaexandra Lárez

Lic. Mariaexandra Lárez
Lárez Mendez y Asoc.
Certified Public Accountants
CCP. MI 20300

October 27, 2016

ETELIX.COM USA LLC

BALANCE SHEETS

AS OF DECEMBER 31,2015

ASSETS

CURRENT ASSETS
Cash and Banks	30,204
Accounts Receivable Customers	941,936
Other Receivables	42,309
Total current assets	1,014,449

PROPERTY AND EQUIPMENT - Net	409,070

TOTAL ASSETS	1,423,519

LIABILITIES AND SHAREHOLDER´S EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts Payable	769,091
Receivable Outstanding Invoices	—
Other Accounts Payables	15,698

TOTAL CURRENT LIABILITIES	784,789

TOTAL LIABILITIES	784,789

SHAREHOLDER´S EQUITY
Capital Stock	1,000
Additional Paid in Capital	550,515
Retained Earnings	64,227
Net Income	22,988

TOTAL SHAREHOLDER´S EQUITY	638,730

TOTAL LIABILITIES AND SHAREHOLDER´S EQUITY	1,423,519

ETELIX.COM USA LLC

STATEMENTS OF INCOME

AS OF DECEMBER 31,2015

INCOME SALES	1,166,944

COST OF SERVICES	759,723

GROSS PROFIT	407,221

OPERATING EXPENSES

Amortizacion expense	26,726
Bank service Changes	42,039
Continuing Education	0
Depreciation Expense	63,454
Professional fees	37,560
Repairs and Maintenance	0
Taxes & Licenses	0
Technology Expense	206,113
Travel Expense	800

TOTAL OPERATING EXPENSES	376,692

OTHER INCOME AND EXPENDES

Other income	150
Federal Tax prior year	7,691

TOTAL OTHER INCOME AND EXPENDES	7,541

NET INCOME	22,988

ETELIX.COM USA LLC

STATEMENTS OF CASH FLOW

AS OF DECEMBER 31,2015

CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME	22,988

Adjustments to reconcile net income to net cash provided by
operating activities:

Depreciation and Amortization	90,180

Changes in working capital:

Accounts receivable	(499,220)
Accounts Receivable Employees	0
Other accounts receivable	(32,862)
Invoices pending issue	0
Prepaid Telecommunications	0
Accounts Receivable Shareholders	0
Intercompany Accounts Receivable	0
Sales Tax	7,691
Accounts payable to suppliers	423,984
Receivable Outstanding Invoices	0
Other payables	(33,107)
Receivable Outstanding Invoices	0
Prepaid Telecommunications	0
Intercompany payable	0
Accounts payable Shareholder	0

Net cash provided by operating activities	(43,333)

CASH FLOWS FROM INVESTING ACTIVITIES:

Additional Paid in Capital	0
Net Fixed Assets	(46,191)
Capital Stock	0
Net Effect of Investment	0

Net cash used in investing activities	(46,191)

CASH FLOWS FROM FINANCING ACTIVITY:

Decrease in Warranty Deposits	0

Net cash used in financing activity	0

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(66,536)

Cash and cash equivalents - Beginning of period	96,740

Cash and cash equivalents - end of period	30,204

ETELIX.COM USA LLC

STATEMENTS OF SHAREHOLDERS' EQUITY

AS OF DECEMBER 31,2015

	COMMON	ADDITIONAL	RETAINED
	STOCK	PAID-IN	EARNINGS	TOTAL
		SHARE

BALANCE - DECEMBER 31, 2014	$1,000	$550,515	$64,227	$615,742

NET INCOME 2015	$0	$0	$22,988	$22,988

BALANCE - DECEMBER 31,2015	$1,000	$550,515	$87,215	$638,730

Etelix.com USA LLC

NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2015

1-. CONSTITUTION AND OPERATIONS:

The company was registered on September 30, 2008, at the Florida Department of State in the Division of Corporations. Under the registration number N ° 08000092741. It is a Limited Liability Company. The purpose for which this limited liability company is organized is any and all lawful business.

2-. PRESENTATION OF THE FINANCIAL STATEMENTS:

The accompanying financial statements have been prepared in historical values, based on the Original Financial Statements in US dollars.

3-. SUMMARY, MEANING AND POLICY OF THE ACCOUNTS:

Cash and Cash Equivalents: Refers to available and demand deposits at banks; That is, any item that allows the entity, at any time, to deposit or withdraw funds.

Accounts Receivable Clients: The company recognizes as accounts receivable all transactions invoices that have actually been individually reviewed and issued within the established periods and crossed with the counterparts of service provision.

Other accounts receivable: The Company recognizes in this item Telecom Prepaid for provisions to be made that will be converted into invoices and Short Term Loan Operations of New Life Omega Service and Caribbean Telecom as an investment in fixed assets to be realized.

Tangible and intangible Fixed Assets: These are recorded at cost from the date of purchase. Depreciation and amortization is calculated based on the straight-line method over the estimated useful life of the asset and the use of the asset. Depreciation and amortization expenses for the period are those corresponding to a normal period, based on the value of the asset divided by the estimated useful life.

4 -. PROPERTY AND EQUIPMENT

Property and Equipment consisted of the following at December 31, 2015

Description	$
Telecommunication Equipment	228.419
Telecommunication software	400.903
Computer equipment	5.728
Less: Depreciation and amortization	225.98
Total	409.07

Accounts Payable Suppliers and Invoices to be received: The company recognizes as accounts payable, all transactions invoices that have been individually reviewed and issued within the established periods and crossed with the counterparts of service provision.

Accounts Receivable Other: The company recognizes as other accounts receivable a loan granted in the short term to FULL RED SAC PERU.

Income from services: The revenues of the company are the product of the sale of minutes for long-distance telecommunications, network utilization and fund administration for ETELIX.Net and Etelix.UK collections and payments.

Cost of the Service: The service costs represent the purchase of minutes to the different operators with whom the activity is handled and the exchange of the service rendering is performed.

5-. COMMITMENTS - SHAREHOLDER´S EQUITY

The result of the company at the close of 2015 was $ 22.987 and 2014 $ 50.153 and 2013 $ 14.074. Social capital consists of $ 1.000 and unrealized capital of $ 550,515, by acquisition of assets.

6-. INCOME TAX:

The company, from the moment it decides to start operations in 2013, has filed all the corresponding IRS declarations for each period 2013, 2014 and 2015, but with legal extensions, as established in the IRS.